Exhibit 3.1

Delaware	PAGE 1

The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “ENDOCYTE, INC.”, FILED IN THIS OFFICE ON THE NINTH DAY OF MARCH, A.D. 2007, AT 11:47 O’CLOCK A.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3463324 8100
070300193	Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 5494087
DATE: 03-09-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:46 AM 03/09/2007
FILED 11:47 AM 03/09/2007
SRV 070300193 — 3463324 FILE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
ENDOCYTE, INC.
     Endocyte, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that:
A.	The name of the Corporation is Endocyte, Inc. The corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 11, 2001. The original Certificate of Incorporation has been subsequently amended at various times, most recently on November 23, 2004.

B.	This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and restates, integrates and further amends the provisions of the corporation’s most recent prior Certificate of Incorporation.

C.	The text of the corporation’s most recent prior Certificate of Incorporation is amended and restated to read as set forth in Schedule I attached hereto.
     IN WITNESS WHEREOF, Endocyte, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by P. Ron Ellis, a duly authorized officer of the corporation, on March 9, 2007.

/s/ P. Ron Ellis
P. Ron Ellis,
President

Schedule I
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ENDOCYTE, INC.
     ONE The name of this corporation is Endocyte, Inc.
     TWO The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19808. The name of the registered agent at such address is The Corporation Trust Company.
     THREE The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.
     FOUR This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is 41,334,000 shares, 25,000,000 shares of which shall be Common Stock (the “Common Stock”) with a par value of $.001 and 16,334,000 shares of which shall be Preferred Stock (the “Preferred Stock”) with a par value of $.001.
     FIVE The corporation’s Board of Directors (the “Board”) shall consist of nine (9) directors. The directors shall be elected as provided in Section 4(c) of Article Six hereof.
     SIX The rights, preferences, privileges, restrictions and other matters relating to the 16,334,000 shares of Preferred Stock are as follows:
     1. Designation. 1,433,000 shares of Preferred Stock are hereby designated Series A-1 Preferred Stock (“Series A-1 Preferred”), 462,000 are hereby designated Series A-2 Preferred Stock (“Series A-2 Preferred”), 1,789,000 are hereby designated Series B Preferred Stock (“Series B Preferred”), 3,700,000 are hereby designated Series C-1 Preferred Stock (“Series C-1 Preferred”), 5,350,000 are hereby designated Series C-2 Preferred Stock (“Series C-2 Preferred”), and 3,600,000 are hereby designated Series C-3 Preferred Stock (“Series C-3 Preferred”).
     2. Dividends. The holders of the Series A-1 Preferred, Series A-2 Preferred, Series B Preferred, Series C-1 Preferred, Series C-2 Preferred and Series C-3 Preferred shall be entitled, when and if declared by the Board, to dividends out of the corporation’s assets legally available therefor at the rate per annum of $0.08 per share of Series A-1 Preferred, $0.24 per share of Series A-2 Preferred, $0.34 per share of Series B Preferred, $0.34 per share of Series C-1 Preferred, $0.34 per share of Series C-2 Preferred and $0.34 per share of Series C-3 Preferred (as adjusted for stock splits, stock dividends, recapitalizations and the like occurring after the Filing Date). Dividends on the Preferred Stock shall be payable in preference and prior to any payment of any dividend on the Common Stock of the corporation. Thereafter, the holders of Preferred Stock and Common Stock shall be entitled, when and if declared by the Board of Directors, to dividends out of the corporation’s assets legally available therefor; provided, however, that no such dividends may be declared or paid on any shares of Common Stock or Preferred Stock unless at the same time an equivalent dividend is declared and paid on all outstanding shares of Common Stock and Preferred Stock; and provided further that the dividend on any series of any Preferred Stock shall be payable at the same rate per share as would be payable on the shares of Common Stock or other securities into which such series of Preferred Stock is convertible immediately prior to the record date for such dividend. The right to such dividends on shares of the Common Stock or Preferred Stock shall not be cumulative, and no right shall accrue to holders of Common Stock or Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior period.
     3. Liquidation Preference.
          (a) Preference. In the event of any liquidation, dissolution or winding up of the corporation, either voluntarily or involuntarily, the holders of Series B Preferred, Series C-1 Preferred, Series C-2 Preferred and Series C-3 Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of Series A-1 Preferred, Series A-2 Preferred and Common Stock, an amount equal to $4.25 per share (as adjusted for stock splits, stock dividends, recapitalizations, and the like occurring after the Filing Date) for each share of Series B Preferred, Series C-1 Preferred, Series C-2 Preferred and Series C-3 Preferred as the case maybe, then so held plus a further amount equal to any accrued dividends declared but unpaid on such shares.
     All of the preferential amounts to be paid to the holders of the Series B Preferred, Series C-1 Preferred, Series C-2 Preferred and Series C-3 Preferred under this Section 3 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of this corporation to, the holders of the Series A-1 Preferred, Series A-2 Preferred, and Common Stock in connection with such liquidation, dissolution or winding up.
     If, upon such liquidation, dissolution or winding up of the corporation, the assets of the corporation are insufficient to provide for the cash payment of the full aforesaid preferential amount to the holders of Series B Preferred, Series C-1 Preferred, Series C-2 Preferred and Series C-3 Preferred, then such assets as are available shall be distributed ratably among the holders of Series B Preferred, Series C-1 Preferred, C-2 Preferred and C-3 Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive.
     After the payment or the setting apart of payment to the holders of the Series B Preferred, Series C-1 Preferred, Series C-2 Preferred and Series C-3 Preferred of the preferential amounts so payable to them in the event of any liquidation, dissolution or winding up of the corporation, either voluntarily or involuntarily, the holders of Series A-1 Preferred and A-2 Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of Common Stock, an amount equal to $1.00 and $3.00 per share, respectively, (as adjusted for stock splits, stock dividends, recapitalizations and the like occurring after the Filing Date) for each share of Series A-1 Preferred or Series A-2 Preferred, as the case may be, then so held plus a further amount equal to any dividends declared but unpaid on such shares.
     All of the preferential amounts to be paid to the holders of the Series A-1 Preferred and Series A-2 Preferred under this Section 3 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of this corporation to, the holders of the Common Stock in connection with such liquidation, dissolution or winding up.
     If, upon such liquidation, dissolution or winding up of the corporation, the assets of the corporation are insufficient to provide for the cash payment of the full aforesaid preferential amount to the holders of Series A-1 Preferred and Series A-2 Preferred, such assets as are available shall be distributed ratably among the holders of Series A-1 Preferred and Series A-2 Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive.
     After the payment or the setting apart of payment to the holders of the Series A-1 Preferred, Series A-2 Preferred, Series B Preferred, Series C-1 Preferred, Series C-2 Preferred and Series C-3 Preferred of the preferential amounts so payable to them, the holders of Common Stock shall be entitled to receive all remaining assets of this corporation.
          (b) Consolidation or Merger. The following shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 3: (i) a sale of all or substantially all of the assets of the corporation or a merger or consolidation which will result in the corporation’s stockholders immediately prior to such transaction holding (by virtue of such shares or securities issued solely with respect thereto) less than 51% of the voting power of the surviving, continuing or purchasing entity; provided, however, that any payments made may be made in cash or in securities or other property received from the acquiring entity or in a combination thereof, on the closing of such transaction; and (ii) the sale, assignment, transfer or termination in any manner of (A) that certain Exclusive License Agreement between the corporation and Purdue Research Foundation, as amended from time to time (the “License Agreement”), or (B) the patents, pending patents or patent rights described in such License Agreement, except that in the case of Section 3(b)(ii) such a transaction shall not be deemed a liquidation, dissolution or winding up, if it has received unanimous approval from the corporation’s Board of Directors.
          (c) Noncash Distributions. If any of the assets of the corporation are to be distributed other than in cash under this Section 3 or for any purpose, then the corporation’s Board shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Preferred Stock or Common Stock. The corporation shall, upon receipt of such appraiser’s valuation, give prompt written notice to each holder of shares of Preferred Stock or Common Stock of the appraiser’s valuation. Notwithstanding the above, any securities to be distributed to the stockholders shall be valued as follows:
               (i) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) business days prior to the distribution;
               (ii) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the distribution; and
               (iii) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the corporation and the holders of not less than a majority of the then outstanding shares of Preferred Stock, provided that if the corporation and the holders of a majority of the outstanding shares of Preferred Stock are unable to reach agreement, then by independent appraisal by an investment banker hired and paid by the corporation, but acceptable to the holders of not less than a majority of the outstanding shares of Preferred Stock.
     4. Voting Rights.
          (a) Preferred Stock. Except as otherwise provided herein or required by law, the holder of each share of Preferred Stock shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the number of shares of Common Stock into which each share of Preferred Stock could be converted pursuant to Section 5 hereof at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken. Except as otherwise provided herein or required by law, the Preferred Stock shall have voting rights and powers equal to the voting rights and powers of the Common Stock. Fractional votes shall not, however, be permitted, and any fractional voting rights resulting from the above formula shall be rounded to the nearest whole number (with one-half rounded downward-to one).
          (b) Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share held.
          (c) Board of Directors. The holders of the Common Stock, voting as a separate class, shall be entitled to elect two (2) directors, the holders of the Series A-1 and Series A-2 Preferred, voting together as a separate class, shall be entitled to elect one (1) director, the holders of Series B Preferred, voting as a separate class, shall be entitled to elect one (1) director, the holders of Series C-1 Preferred, voting as a separate class, shall be entitled to elect one (1) director, and the holders of Series C-2 Preferred, voting as a separate class, shall be entitled to elect one (1) director. All remaining directors shall be elected by the holders of the Common Stock and the Preferred Stock voting together as a single class. Notwithstanding any Bylaw provision to the contrary, the stockholders entitled to elect a particular director shall be entitled to remove such director or to fill a vacancy in the seat formerly held by such director, all in accordance with the applicable provisions of the Delaware General Corporation Law. This Section 4(c) shall not apply unless at least 500,000 shares of Preferred Stock are outstanding, and shall not apply with respect to each Series entitled to elect a director under this Section 4 unless at least 250,000 shares of such Series are outstanding (each as adjusted for combinations, stock dividends, subdivisions or split-ups occurring after the Filing Date).
          (d) Election by Ballot. The election of directors need not be by written ballot unless stockholders holding at least 250,000 shares of any class or classes demand election by ballot at the meeting and before the voting begins or unless the corporation’s Bylaws (the “Bylaws”) shall so provide.

     5. Conversion. The holders of Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
          (a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the corporation or any transfer agent for such Preferred Stock. Each share of Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the “Conversion Price” per share in effect for such series of Preferred Stock at the time of conversion into the “Conversion Value” per share of such series of Preferred Stock. The number of shares of Common Stock into which each series of Preferred Stock is convertible is hereinafter collectively referred to as the “Conversion Rate” for such series. The “Conversion Price” per share shall initially be $1.00 for the Series A-1 Preferred, $3.00 for the Series A-2 Preferred, $4.25 for the Series B Preferred, $4.25 for the Series C-1 Preferred, $4.25 for the Series C-2 Preferred and $4.25 for the Series C-3 Preferred. The “Conversion Value” per share shall be $1.00 for the Series A-1 Preferred, $3.00 for the Series A-2 Preferred, $4.25 for the Series B Preferred, $4.25 for the Series C-1 Preferred, $4.25 for the Series C-2 Preferred and $4.25 for the Series C-3 Preferred. The Conversion Price of each series of Preferred Stock shall be subject to adjustment as hereinafter provided.
          (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Rate immediately upon the (i) closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering any of the corporation’s securities (as that term is defined under the Securities Act of 1933, as then in effect) with a sales price per share of Common Stock (as adjusted for combinations, stock dividends, subdivisions or split-ups occurring after the Filing Date) of at least $14.00 and with aggregate gross proceeds to the corporation, at the public offering price, of at least $25,000,000, or (ii) approval of the holders of at least fifty percent (50%) of the shares of Preferred Stock then outstanding, voting as a single class.
          (c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for such Preferred Stock and shall give written notice to the corporation at such office that such holder elects to convert the same. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.
          (d) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the applicable Conversion Value.

          (e) Adjustment of Conversion Price. The Conversion Price of each series of Preferred Stock shall be subject to adjustment from time to time as follows:
               (i) If the corporation shall issue any Common Stock (other than “Excluded Stock,” as defined below, or stock dividends, subdivisions, split-ups, combinations or dividends and recapitalizations occurring after the Filing Date, which are covered by Sections 5(e)(vii), (viii), (ix) and (x)) (“Additional Shares of Common”), for a consideration per share less than the Conversion Price for the Series A-1 Preferred, the Series A-2 Preferred, the Series B Preferred, the Series C-1 Preferred or the Series C-3 Preferred in effect immediately prior to the issuance of the Additional Shares of Common, then the Conversion Price for such series of Preferred Stock in effect immediately after each such issuance shall forthwith be reduced, if shares of such series of Preferred Stock are outstanding, to a price obtained by applying the Weighted Average Adjustment Formula (as defined below).
               (ii) If the corporation shall issue any Additional Shares of Common, for a consideration per share less than the Conversion Price for the Series C-2 Preferred in effect immediately prior to the issuance of such Additional Shares of Common but greater than or equal to the Inflection Price (as defined below), then the Conversion Price for the Series C-2 Preferred shall forthwith be reduced, if shares of Series C-2 Preferred are outstanding, to a price equal to the consideration per share received by the corporation for the Additional Shares of Common so issued.
               (iii) If the corporation shall issue any Additional Shares of Common, for a consideration per share less than the Inflection Price, then the Conversion Price for the Series C-2 Preferred shall forthwith be reduced, if shares of such series of Preferred Stock are outstanding, first to the Inflection Price and thereafter shall be further adjusted to a price obtained by applying to the Inflection Price the Weighted Average Adjustment Formula.
               (iv) After any adjustment to the Conversion Price for the Series C-2 Preferred pursuant to Section 5(e)(iii), if the corporation shall issue any Additional Shares of Common, for a consideration per share less than the Conversion Price for the Series C-2 Preferred Stock in effect immediately prior to the issuance of such Additional Shares of Common, then the Conversion Price for the Series C-2 Preferred shall forthwith be adjusted, if shares of Series C-2 Preferred are outstanding, to a price obtained by applying the Weighted Average Adjustment Formula.
               (v) “Weighted Average Adjustment Formula” means, with respect to the adjustment of the Conversion Price of one or more series of Preferred Stock pursuant to this Section 5 due to an issuance of Additional Shares of Common, multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued.

               (vi) For the purpose of applying this Weighted Average Adjustment Formula, all shares of Common Stock issuable upon conversion of all outstanding shares of Preferred Stock and the exercise and/or conversion of any other outstanding Convertible Securities and all outstanding Options shall be deemed to be outstanding.
               (vii) “Inflection Price” shall mean $3.38 (as adjusted for stock splits, stock dividends, recapitalizations and the like occurring after the Filing Date).
     For the purposes of any adjustment of a Conversion Price pursuant to this Section 5(e), the following provisions shall be applicable:
                    (1) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor without deducting any discounts or commissions paid or incurred by the corporation in connection with the issuance and sale thereof.
                    (2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board, in accordance with generally accepted accounting treatment; provided, however, that if, at the time of such determination, the corporation’s Common Stock is traded in the over-the-counter market or on a national or regional securities exchange, such fair market value as determined by the Board shall not exceed the aggregate “Current Market Price” (as defined below) of the shares of Common Stock being issued.
                    (3) In the case of the issuance of (i) options to purchase or rights to subscribe for Common Stock (other than Excluded Stock), (ii) securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock), or (iii) options to purchase or rights to subscribe for securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock):
                         (A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock (excluding the possible effect of any antidilution provisions contained therein) shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;
                         (B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof (excluding the possible effect of any antidilution provisions contained therein) shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);
                         (C) on any change in the number of shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, the Conversion Price for such series shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the issuance of options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and
                         (D) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price for such series shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.
               (vi) “Excluded Stock” shall mean:
                    (A) all shares of Common Stock issued and outstanding on the date hereof;
                    (B) all shares of Common Stock into which the shares of Preferred Stock are convertible;
                    (C) an aggregate maximum of 2,500,000 shares of Common Stock or other securities, or options or warrants to purchase Common Stock or any such other securities, including shares repurchased at cost and all options cancelled by the corporation in connection with the termination of service, issuable to employees, officers, consultants or directors of, or licensors of technology to, the corporation, under any agreement, arrangement or plan, including any incentive stock plan, approved by the Board, which must include approval of the director elected by the holders of Series C-2 Preferred; and
                    (D) all shares of Common Stock issued or issuable pursuant to acquisition transactions, including but not limited to mergers, purchases of assets or other reorganization, and joint ventures (other than acquisition transactions which result in the corporation’s stockholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) more than 50% of the voting power of the surviving, continuing or purchasing entity; provided, that such issuances are approved by the Board of Directors;
                    (E) all shares of Common Stock issued in a registered public offering under the Securities Act of 1933; and
                    (F) all shares of Common Stock or other securities, or options or warrants to purchase Common Stock or any such other securities issued or to be issued to vendors, consultants, suppliers, lessors or lenders to the corporation, pursuant to any agreement, plan or arrangement approved by the unanimous consent of the Board.
     All outstanding shares of Excluded Stock (including any shares issuable upon conversion of the Preferred Stock but excluding shares reserved for issuance for option plans for which options have not yet been granted) shall be deemed to be outstanding for all purposes of the computations of Section 5(e) above.
               (vii) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price for the Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of the Preferred Stock shall be increased in proportion to such increase of outstanding shares.
               (viii) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price for such series shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of shares of the Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.
               (ix) In case the corporation shall declare a cash dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the corporation convertible into or exchangeable for Common Stock), then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution, the Conversion Price for the Preferred Stock in effect thereafter shall be determined by multiplying the Conversion Price for the Preferred Stock in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to the remainder of (x) the Current Market Price of one share of Common Stock less (y) the amount of such cash dividend in respect of one share of Common Stock or the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the stock, securities, evidences or indebtedness, assets, options or rights so distributed in respect of one share of Common Stock, as the case may be, and of which the denominator shall be the Current Market Price of one share of Common Stock. Such adjustment shall be made on the date such dividend or distribution is made, and shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to such dividend or distribution.
               (x) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the corporation (other than a change as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the corporation with or into another person (other than a consolidation or merger in which the corporation is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the corporation as an entirety to any other person, the shares of Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the corporation or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such holder would have been entitled, if, immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition, he had converted his shares of Preferred Stock into Common Stock. The provisions of this Section 5(e)(x) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.
               (xi) All calculations under this Section 5 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.
               (xii) For the purpose of any computation pursuant to this Section 5(e), the “Current Market Price” at any date of one share of Common Stock, shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as furnished by the National Quotation Bureau, Incorporated (or equivalent recognized source of quotations); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this Section 5(e) are available for the period required hereunder, then Current Market Price shall be determined in good faith by the Board.
          (f) Minimal Adjustments. No adjustment in a Conversion Price need be made if such adjustment would result in a change in a Conversion Price of less than $0.01. Any adjustment of less than $0.01 that is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment that, on a cumulative basis, amounts to an adjustment of $0.01 or more in a Conversion Price.
          (g) No Impairment. The corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Stock against impairment. This provision shall not restrict the corporation’s right to amend its Amended and Restated Certificate of Incorporation with the requisite stockholder consent.

          (h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section 5, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Stock held by such holder.
          (i) Notices of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the corporation shall notify each holder of Preferred Stock at least 10 days prior to the date specified therein, specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.
          (j) Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.
          (k) Notices. Any notice required by the provisions of this Section 5 to be given to the holder of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the corporation.
     6. Protective Provisions.
          (a) Series C-1 Preferred, Series C-2 Preferred and Series C-3 Preferred Protective Provisions. The corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of more than sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series C-1 Preferred, if 250,000 shares of the Series C-1 Preferred shall be outstanding (as adjusted for combinations, stock dividends, subdivisions, split-ups and the like occurring after the Filing Date), more than sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series C-2 Preferred, if at least 250,000 shares of the Series C-2 Preferred shall be outstanding (as adjusted for combinations, stock dividends, subdivisions, split-ups and the like occurring after the Filing Date), and more than sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series C-3 Preferred, if at least 250,000 shares of the Series C-3 Preferred shall be outstanding (as adjusted for combinations, stock dividends, subdivisions, split-ups and the like occurring after the Filing Date), each voting separately by series:
               (i) Authorized Number. Increase or decrease the authorized number of shares of Common Stock or Preferred Stock; or
               (ii) No Material Change. Materially alter or change the rights, preferences, privileges or restrictions of the Preferred Stock; or
               (iii) Create Any New Class or Series. Create any new class or series of shares having any powers, preferences, or special rights superior to or on a parity with the Preferred Stock as to dividends, assets, liquidation, or voting; or
               (iv) Merger or Consolidation. Merge or consolidate with any other corporation, except into or with a wholly owned subsidiary of the corporation with the requisite stockholder approval; or
               (v) Sale of Assets. Sell, convey, or otherwise dispose of, all or substantially all of the property or business of the corporation, including, without limitation, the corporation’s patent estate or proprietary technologies; or
               (vi) Dividend. Declare or pay any dividends on any equity security (other than in Common Stock of the corporation); or
               (vii) Board of Directors. Change the authorized number of the Board of Directors; or
               (viii) Dissolution. Voluntarily dissolve or liquidate the corporation; or
               (ix) Redemption of Shares. Redeem, repurchase, or otherwise acquire stock of the corporation (except for acquisitions of Common Stock by the corporation (a) pursuant to agreements which permit the corporation to repurchase such shares upon termination of services to the corporation, (b) in exercise of the corporation’s right of first refusal upon a proposed transfer or pursuant to a purchase option granted in favor of the Company, or (c) pursuant to that certain Restricted Stock Purchase Agreement dated July 10, 2001 by and among the Company and certain holders of Common Stock); or
               (x) Change of Protective Provisions. Alter or amend the protective provisions set forth in this Section 6; or
               (xi) Transfer of Voting Securities. Enter into any transaction or series of related transactions in which in excess of twenty percent (20%) of the corporation’s outstanding voting securities, as determined following such transaction, are transferred or otherwise acquired.
          (b) Preferred Protective Provisions. So long as at least 250,000 shares (as adjusted for combinations, stock dividends, subdivisions, split-ups and the like occurring after the Filing Date) of the Preferred Stock shall be outstanding the corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of more than fifty percent (50%) of the outstanding shares of Preferred Stock, voting together as a single class:
               (i) Section 305. Do any act or thing which would result in the taxation of the holders of the Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any successor provision); or
               (ii) Monetary Obligations. Incur an obligation in excess of $500,000 in a transaction or series of transactions occurring within 12 months of the initial transaction; or
               (iii) Loans and Advances. Make any loan or advance, other than travel advances to employees in the ordinary course of business; or
               (iv) Arms-Length Transactions. Engage in any transaction with any affiliate or officer, director or stockholder (or their relatives), other than in the ordinary course of business and at arms-length; or
               (v) Business. Engage in any other business other than the development and commercialization of the corporation’s vitamin-based drug delivery technologies.
     7. Residual Rights. All rights accruing to the outstanding shares of capital stock not expressly provided for to the contrary herein shall be vested in the Common Stock.
     SEVEN The following is applicable to the Common Stock:
     1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.
     2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 3 of Article Six hereof.
     3. Redemption. The Common Stock is not redeemable.
     4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws, and shall be entitled to vote upon such matters and in such manner as may be provided by law.
     EIGHT The corporation is to have perpetual existence.
     NINE In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the Bylaws.
     TEN Indemnification of Officers and Directors.

     1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director.
     2. The corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served at any other enterprise as a director, officer, or employee at the request of the corporation or any predecessor to the corporation.
     3. Neither any amendment nor repeal of this Article Ten, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article Ten, shall eliminate or reduce the effect of this Article Ten, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Ten, would accrue or arise, before such amendment, repeal or adoption of an inconsistent provision.
     ELEVEN The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and in this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.
     TWELVE Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The corporation’s books may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.

Delaware	PAGE 1
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ENDOCYTE, INC.”, FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2007, AT 4:29 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

State of Delaware Secretary of State Division of Corporations Delivered 11:00 AM 02/12/2008 FILED 10:58 AM 02/12/2008 SRV 080146144 – 3463324 FILE
CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
ENDOCYTE, INC.
     Endocyte, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation adopted a resolution proposing and declaring advisable the following amendments to the Amended and Restated Certificate of Incorporation of said corporation filed on March 9, 2007 (the “Restated Certificate”):
     1. Article FOUR of the Restated Certificate is hereby amended to read in its entirety as follows:
“This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is 41,434,000 shares, 25,000,000 shares with a par value of .001 of which shall be Common Stock (the “Common Stock”) and 16,434,000 shares with a par value of .001 of which shall be Preferred Stock (the “Preferred Stock”).”
     2. Section 1 of Article SIX of the Restated Certificate is hereby amended to read in its entirety as follows:
“Designation. 1,433,000 shares of Preferred Stock are hereby designated Series A-1 Preferred Stock (“Series A-1 Preferred”), 462,000 are hereby designated Series A-2 Preferred Stock (“Series A-2 Preferred”), 1,789,000 are hereby designated Series B Preferred Stock (“Series B Preferred”), 3,700,000 are hereby designated Series C-1 Preferred Stock (“Series C-1 Preferred”), 5,350,000 are hereby designated Series C-2 Preferred Stock (“Series C-2 Preferred”), and 3,700,000 are hereby designated Series C-3 Preferred Stock (“Series C-3 Preferred”).
     SECOND: That, in lieu of a meeting and vote of stockholders, the stockholders of said corporation have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President this 29 day of December, 2007.

/s/ P. Ron Ellis
P. Ron Ellis,
President

Delaware	PAGE 1

The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATS OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ENDOCYTE, INC.”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF FEBRUARY, A.D. 2008, AT 10:58 O’CLOCK A.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3463324 8100
080146144	Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 5376197
You may verify this certificate online	DATE: 02-12-08
at corp.delaware.gov/authver.shtml

State of Delaware
Searetary of State
Division of Corporations
Dilivered 11:00 AM 02/12/2008
FILED 10:58 AM 02/12/2008
SRV 080146144 — 3463324 FILE
CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ENDOCYTE, INC.
     Endocyte, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of said corporation filed on March 9, 2007, as subsequently amended (the “Restated Certificate”):
     Section 5(e) of Article SIX of the Restated Certificate is hereby amended to read in its entirety as follows:
          “(C) an aggregate maximum of 3,000,000 shares of Common Stock or other securities, or options or warrants to purchase Common Stock or any such other securities, including shares repurchased at cost and all options cancelled by the corporation in connection with the termination of service, issuable to employees, officers, consultants or directors of, or licensors of technology to, the corporation, under any agreement, arrangement or plan, including any incentive stock plan, approved by the Board, which must include approval of the director elected by the holders of Series C-2 Preferred; and”
     SECOND: That the stockholders of said corporation approved said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President this 12th day of February, 2008.

/s/ P. Ron Ellis
P. Ron Ellis, President

Delaware	PAGE 1

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ENDOCYTE, INC. ”, FILED IN THIS OFFICE ON THE FIFTH DAY OF MARCH, A.D. 2009, AT 12:10 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3463324 8100	/s/ Jeffrey W. Bullock
090239897	Jeffrey W. Bullock, Secretary of State
You may verify this certificate online	AUTHENTICATION: 7169146
at corp.delaware.gov/authver.shtml	DATE: 03-05-09

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:14 PM 03/05/2009
FILED 12:10 PM 03/05/2009
SRV 090239897 — 3463324 FILE
CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ENDOCYTE, INC.
     Endocyte, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of said corporation filed on March 9, 2007, as subsequently amended (the “Restated Certificate”):
     Section 5(e)(vi) of Article SIX of the Restated Certificate which reads as follows:
     “(C) an aggregate maximum of 3,000,000 shares of Common Stock or other securities, or options or warrants to purchase Common Stock or any such other securities, including shares repurchased at cost and all options cancelled by the corporation in connection with the termination of service, issuable to employees, officers, consultants or directors of, or licensors of technology to, the corporation, under any agreement, arrangement or plan, including any incentive stock plan, approved by the Board, which must include approval of the director elected by the holders of Series C-2 Preferred; and”
     is hereby deleted in its entirety and replaced with the following:
     “(C) an aggregate maximum of 3,750,000 shares of Common Stock or other securities or options or warrants to purchase Common Stock or any such other securities, including shares repurchased at cost and all options cancelled by the corporation in connection with the termination of service, issuable to employees, officers, consultants or directors of or licensors of technology to, the corporation, under any agreement, arrangement or plan, including any incentive stock plan, approved by the Board, which must include approval of the director elected by the holders of Series C-2 Preferred; and”
     SECOND: That the stockholders of said corporation approved said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President this 5th day of March, 2009,

Endocyte, Inc.

/s/ P. Ron Ellis
P. Ron Ellis, President

Delaware	PAGE 1

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ENDOCYTE, INC.”, FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF JULY, A.D. 2009, AT 2:53 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3463324 8100	/s/ Jeffrey W. Bullock
090737662	Jeffrey W. Bullock, Secretary of State
You may verify this certificate online	AUTHENTICATION: 7447550
at corp.delaware.gov/authver.shtml	DATE: 07-30-09

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:37 PM 07/29/2009
FILED 02:53 PM 07/29/2009
SRV 090737662 — 3463324 FILE
CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
ENDOCYTE, INC.
     Endocyte, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation, by action by unanimous written consent, adopted a resolution proposing and declaring advisable the following amendments to the Amended and Restated Certificate of Incorporation of said corporation March 9, 2007 (the “Restated Certificate”):
     1. Article FOUR of the Restated Certificate is hereby amended to read in its entirety as follows:
“This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is 58,734,000 shares, 36,000,000 shares of which shall be Common Stock (the “Common Stock”) with a par value of $0.001 and 22,734,000 shares of which shall be Preferred Stock (the “Preferred Stock”) with a par value of $0.001.”
     2. The first sentence of Article SIX of the Restated Certificate is hereby amended to read in its entirety as follows:
“The rights, preferences, privileges, restrictions and other matters relating to the 22,734,000 shares of Preferred Stock are as follows.”
     3. The Section 1 of Article SIX of the Restated Certificate is hereby amended to read in its entirety as follows:
“Designation. 1,433,000 shares of Preferred Stock are hereby designated Series A-1 Preferred Stock (“Series A-1 Preferred”), 462,000 are hereby designated Series A-2 Preferred Stock (“Series A-2 Preferred”), 1,789,000 are hereby designated Series B Preferred Stock (“Series B Preferred”), 3,700,000 are hereby designated Series C-1 Preferred Stock (“Series C-1 Preferred”), 5,350,000 are hereby designated Series C-2 Preferred Stock

(“Series C-2 Preferred”), and 10,000,000 are hereby designated Series C-3 Preferred Stock (“Series C-3 Preferred”) ”
     SECOND: That, in lieu of a meeting and vote of stockholders, the stockholders of said corporation have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
(The remainder of this page is intentionally left blank.)
[Endocyte, Inc. - Certificate of Amendment of Amended and Restated Certificate of Incorporation]

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President this 29th day of July, 2009.

/s/ P. Ron Ellis
P. Ron Ellis
President

Delaware	PAGE 1

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ENDOCYTE, INC.”, FILED IN THIS OFFICE ON THE EIGHTH DAY OF OCTOBER, A.D. 2009, AT 8:08 O’CLOCK A.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3463324 8100	/s/ Jeffrey W. Bullock
090919451	Jeffrey W. Bullock, Secretary of State
You may verify this certificate online	AUTHENTICATION: 7572073
at corp.delaware.gov/authver.shtml	DATE: 10-08-09

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:12 AM 10/08/2009
FILED 08:08 AM 10/08/2009
SRV 090919451 – 3463324 FILE
CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
ENDOCYTE, INC.
     Endocyte, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation, by action by unanimous written consent, adopted a resolution proposing and declaring advisable the following amendments to the Amended and Restated Certificate of Incorporation of said corporation March 9, 2007 (the “Restated Certificate”):
     1. Article FOUR of the Restated Certificate is hereby amended to read in its entirety as follows:
“This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is 59,934,000 shares, 36,600,000 shares of which shall be Common Stock (the “Common Stock”) with a par value of $0.001 and 23,334,000 shares of which shall be Preferred Stock (the “Preferred Stock”) with a par value of $0.001.”
     2. The first sentence of Article SIX of the Restated Certificate is hereby amended to read in its entirety as follows:
“The rights, preferences, privileges, restrictions and other matters relating to the 23,334,000 shares of Preferred Stock are as follows.”
     3. The Section 1 of Article SIX of the Restated Certificate is hereby amended to read in its entirety as follows:
“Designation. 1,433,000 shares of Preferred Stock are hereby designated Series A-1 Preferred Stock (“Series A-1 Preferred”), 462,000 are hereby designated Series A-2 Preferred Stock (“Series A-2 Preferred”), 1,789,000 are hereby designated Series B Preferred Stock (“Series B Preferred”), 3,700,000 are hereby designated Series C-1 Preferred Stock (“Series C-1 Preferred”), 5,350,000 are hereby designated Series C-2 Preferred Stock (“Series C-2

Preferred”), and 10,600,000 are hereby designated Series C-3 Preferred Stock (“Series C-3 Preferred”) ”
     SECOND: That, in lieu of a meeting and vote of stockholders, the stockholders of said corporation have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
(The remainder of this page is intentionally left blank.)

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President this 8th day of October, 2009.

/s/ P. Ron Ellis
P. Ron Ellis
President

[Endocyte, Inc. – Certificate of Amendment of Amended and Restated Certificate of Incorporation]

     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ENDOCYTE, INC.”, FILED IN THIS OFFICE ON THE ELEVENTH DAY OF FEBRUARY, A.D. 2010, AT 1:10 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:29 AM 02/12/2010
FILED 01:10 PM 02/11/2010
RV 100132896 - 3463324 FILE
CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
ENDOCYTE, INC.
     Endocyte, Inc., a Delaware corporation, hereby certifies that:
     FIRST: The corporation’s original Certificate of Incorporation in the State of Delaware was filed on December 11, 2001. The corporation filed an Amended and Restated Certificate of Incorporation on March 9, 2007. The corporation has filed amendments to the Amended and Restated Certificate of Incorporation on December 31, 2007, February 12, 2008, March 5, 2009, July 29, 2009, and October 8, 2009 (as so amended, the “Restated Certificate”).
     SECOND: The Restated Certificate is hereby amended further in the following respects (the “Amendment”):
     1. The first sentence of Article FIVE of the Restated Certificate is hereby amended to read in its entirety as follows:
“The corporation’s Board of Directors (the “Board”) shall consist of ten (10) directors.”
     2. Section 3(b)(ii)(A) of Article SIX of the Restated Certificate is hereby amended to read in its entirety as follows:
“that certain Amended and Restated Exclusive License Agreement between the corporation and Purdue Research Foundation dated as of October 21, 1998, as amended from time to time (the “License Agreement”), or”
     3. Section 5(e)(vi)(C) of Article SIX of the Restated Certificate is hereby amended to read in its entirety as follows:
“an aggregate maximum of 4,750,000 shares of Common Stock or other securities, or options or warrants to purchase Common Stock or any such other securities, issuable to employees, officers, consultants or directors of, or licensors of technology to, the corporation, under any agreement, arrangement or plan, including any incentive stock plan, approved by the Board, which must include approval of the director elected by the holders of Series C-2 Preferred (an “Approved Plan”), plus, in addition, any unpurchased shares or other securities underlying awards granted under an Approved Plan to the extent such awards expire or become unexercisable without having been exercised in full; and”

     THIRD: The Amendment was duly approved by the Board of Directors and stockholders of the corporation in accordance with Section 242 of the Delaware General Corporation Law.
     FOURTH: The Amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the Delaware General Corporation Law.
     IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the corporation as of this 11th day of February, 2010.

By:	/s/ P. Ron Ellis
P. Ron Ellis, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:29 AM 02/12/2010
FILED 01:10 PM 02/11/2010
RV 100132896 - 3463324 FILE
STATE OF DELAWARE
WAIVER OF REQUIREMENT
FOR AFFIDAVIT OF EXTRAORDINARY CONDITION
It appears to the Secretary of State that an earlier effort to deliver this instrument and tender such taxes and fess was made in good faith on the file date stamped hereto. The Secretary of State has determined that an extraordinary condition (as reflected in the records of the Secretary of State) existed at such date and time, and that such earlier effort was unsuccessful as a result of the existence of such extraordinary condition, and that such actual delivery and tender were made within a reasonable period (not to exceed two business days) after the cessation of such extraordinary condition and establishes such date and time as the filing date of such instrument.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock
Secretary of State